Exhibit 3.4

	Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101	For Office Use Only WY Secretary of State
FILED: Aug 16 2023 3:01PM
Secretary of State	Cheyenne, WY 82002-0020	Original ID: 2023-00131588
Ph. 307-777-7311

Limited Liability Company

Articles of Organization

I.	The name of the limited liability company is:
Ask Christine Productions LLC

II.	The name and physical address of the registered agent of the limited liability company is:
InCorp Services, Inc.
1910 Thomes Ave
Cheyenne, WY 82001

III.	The mailing address of the limited liability company is:
1910 Thomas Ave
Cheyenne
Cheyenne, WYOMING 82001

IV.	The principal office address of the limited liability company is:
1910 Thomes Ave 13304 BOYCE MILL RD
Cheyenne, WYOMING 82001

V.	The organizer of the limited liability company is:
Bannor Michael MacGregor
13304 BOYCE MILL RD, DURHAM, NC 27703

Signature:	Bannor Michael MacGregor	Date: 08/16/2023
Print Name:	Bannor Michael MacGregor
Title:	Managing Manager
Email:	bannormacgregor@gmail.com
Daytime Phone #:	(919) 624-2328

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101

Secretary of State	Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑	I acknowledge having read W.S. 6-5-308.

Filer is:	☑ An Individual	☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Organization.

Signature:	Bannor Michael MacGregor	Date: 08/16/2023
Print Name:	Bannor Michael MacGregor
Title:	Managing Manager
Email:	bannormacgregor@gmail.com
Daytime Phone #:	(919) 624-2328

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101

Secretary of State	Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

In Corp Services, lnc., whose registered office is located at 1910 Thomes Ave, Cheyenne, WY 82001, voluntarily consented to serve as the registered agent for Ask Christine Productions LLC and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Bannor Michael MacGregor	Date: 08/16/2023
Print Name:	Bannor Michael MacGregor
Title:	Managing Manager
Email:	bannormacgregor@gmail.com
Daytime Phone #:	(919) 624-2328

STATE OF WYOMING

Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF ORGANIZATION

Ask Christine Productions LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming חס this 16th day of August, 2023 at 3:01 PM.

Remainder intentionally left blank.

/s/ CHUCK GRAY
Secretary of State Filed Online By: Bannor Michael MacGregor on 08/16/2023
Filed Date: 08/16/2023

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